UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

          DATE OF REPORT (Date of earliest event reported) May 13, 2003

                               AGROCAN CORPORATION
             ------------------------------------------------------
             (Exact name of Registrant as Specified in Its Charter)


Delaware                                                          98-0352588
----------------------------                                 -------------------
(State  or  Other  Jurisdiction                                 (IRS  Employer
of  Incorporation)                                           Identification No.)

Unit C11, 8th Floor, Wing Hing Industrial Building,
14 Hing Yip Street, Kwun Tong, Hong Kong
------------------------------------------                   -------------------
(Address  of  principal  executive  offices)                     (Zip  Code)


               Registrant's telephone number, including area code
                                 (852) 251-93933
           -----------------------------------------------------------

                           Suite 706, Dominion Centre
                          Queen's Road East, Hong Kong
           -----------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM  1.     CHANGES  IN  CONTROL  OF  THE  REGISTRANT

     Effective May 13, 2003 we have entered into an asset purchase transaction whereby the seller of the assets, Winsmart Development Limited ("Winsmart") a British Virgin Islands international business company, will receive 29,868,737 shares of our common stock (the "Shares") or seventy one percent (71%) of our issued and outstanding shares upon the closing of the transaction. The purchase of the assets by us and issuance of the shares to Winsmart are primarily contingent upon the approval of the transaction by a majority (50.1%) of our current shareholders. The effect of the asset purchase on the outstanding stock of the company is demonstrated in the following chart:

                                              Net Asset Value         No. of Shares
                                                    US$
     Existing Shares (as of May 13, 2003)           1,576,368            12,473,451  29%
     Net Asset Value per share                                 0.126

     Assets acquired from Winsmart
     in exchange for Shares of AgroCan              3,774,747            29,868,737  71%
     Net Asset Value per share                                 0.126

                                              ---------------         -------------
     Total Net  Asset Value & No. of Shares
     After acquisition                              5,351,115  0.126     42,342,188
                                              ===============         =============

     Upon closing of the asset purchase the agreement requires that two of our current directors resign, Ms. Ngai Poon and Mr. Danny Wu. Mr. Danny Wu will remain as Secretary of the company. Our Board of Directors has agreed to appoint Mr. Simon Poon and Mr. William Rico to fill the vacancies and to serve until the next annual meeting of the company stockholders. The biographies of each of the proposed directors are as follows:

MR. SIMON POON 28, will become a Director and Executive Vice President to the company. He began his career in 1996 as a management and technology at Andersen Consulting (renamed Accenture). As a Consultant at Andersen, Mr. Poon led several development teams to successfully implement multi-million dollar projects for Fortune 500 clients. In 1999, Mr. Poon left Andersen Consulting to co-found, with Mr. William Rico (see below), CommonMind LLC, an Internet and eCommerce strategy and technology consulting company based in New York. As the Managing Partner, he grew the company from zero base to a client list that includes some of the world's leading companies. While at CommonMind, Mr. Poon increased the company's revenue by 300% annually during the company's first three years. While managing CommonMind, Mr. Poon and Mr. Rico also co-founded an eCommerce company called GiftMe.com. Mr. Poon was the Chief Executive Officer to the company. Mr. Poon relocated to Hong Kong in 2002 and joined Winsmart Development Ltd. as a Director, leading its strategy and growth operations. Mr. Poon graduated from Columbia University, New York, in 1996 with a B.S. in Materials Science and Metallurgical Engineering.

MR. WILLIAM RICO 28, will become a non-executive Director to the company. Mr. Rico is currently the Managing Partner of CommonMind, LLC, an Internet and eCommerce consulting company based in New York. Besides attracting marquee clients, such as IBM and Pixar Animation Studios, Mr. Rico was also responsible for developing CommonMind's consulting methodology and technology architecture. Prior to co-founding CommonMind with Mr. Simon Poon (see above), Mr. Rico was a consultant with Andersen Consulting (renamed Accenture) between 1996 and 1999. While at Andersen, Mr. Rico developed successful Web and database solutions for some of the largest companies in the country. Mr. Rico was also a co-founder and Chief Technical Officer for GiftMe.com since 1999. Under Mr. Rico's management, the company developed a number of eCommerce tools that allow traditional retail merchants to easily setup and manage their own eCommerce Web sites. Mr. Rico graduated from Harvard University, Massachusetts, with Honors, in 1996 and received a Bachelor's degree in Computer Science.


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
ITEM  2.  ACQUISITION  OR  DISPOSITION  OF  ASSETS.

     On May 13, 2003, we executed an Asset Purchase Agreement with Winsmart. The basic terms of the agreement are that we will issue to Winsmart 29,868,737 shares of our common stock and Winsmart will sell us i) approximately 553,212 young eucalyptus trees planted in a total of 340 leased hectares and ii) a tree seedling and nursery farm with annual production capacity of 10 million seedlings situated on 3.3 leased hectares. The leased land is subject to a 50 year lease which is currently in its first year. We have valued the assets at $3,774,747 (US) and our stock at $0.126 per share to arrive at the number of shares to issue to Winsmart.
     The transaction and its closing are contingent primarily upon stockholder approval by a majority (50.1%) of our stockholders. Management anticipates that the necessary stockholder approval will be accomplished by written consent, without a physical meeting of the stockholders, as management currently holds a majority of the issued and outstanding common stock of the company.
     Our Board of Directors voted in favor of and recommended a positive vote for the asset purchase to the stockholders upon receipt and review of a favorable assessment report and fairness opinion from a consultant, Duncanson Investment Research Inc., who was engaged to provide guidance to the Board. The report and fairness opinion issued at May 2, 2003 concluded that the transaction was "fair from a financial point of view to AgroCan shareholders." Management anticipates closing the transaction within two weeks from May 13, 2003.
     Although the eucalyptus trees and seedling farm represent a significant addition to the assets of AgroCan they are in the development stage and the trees have not reached sufficient size to be marketed. We will also continue to engage in our fertilizer business as management sees the asset purchase as a step in growing the company into a multi product agricultural company. We have not identified any further specific acquisition candidates however we will continue to look for opportunities that management believes will further the business plan of the company.

ITEM  5.  OTHER  EVENTS.

     Effective on May 1, 2003, our principal executive office was relocated to Unit C11, 8th Floor, Wing Hing Industrial Building, 14 Hing Yip Street, Kwun Tong, Hong Kong. The office space consists of approximate 1,500 square feet. Our lease is a straight two year lease expiring on April 30, 2005 and calls for a level annual rent of $18,500 (US). Our prior lease expired on April 30, 2003 and we have no further obligation under the terms of the expired lease.

ITEM  7.  FINANCIAL  STATEMENTS  AND  EXHIBITS.

     The Registrant is voluntarily reporting this asset acquisition under Form 8-K. The Registrant has determined that the assets acquired in this acquisition do not constitute the acquisition of a "business" within the meaning of Rule 11-01 (d) of regulation S-X. Therefore, the Registrant has determined that this acquisition is not required to comply with Rule 3.10 (c) and (d) of Regulation S-B, and financial statements on the acquired company will not be furnished. In addition, pro forma financial information will also not be furnished in connection with this asset acquisition.

EXHIBITS

Exhibits included are set forth in the Exhibit Index pursuant to Item 601 of Regulation S-B.


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
                                    SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                         AgroCan Corporation


Dated:  May  13,  2003                   By:  /s/  Lawrence  Hon
                                         -------------------------------
                                         LAWRENCE  HON
                                         President and Chief Executive
                                         Officer


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
EXHIBIT  INDEX

Exhibit  No.             Description

2.1* Asset Acquisition Agreement dated as of May 13, 2003 between AgroCan Corporation, a Delaware corporation ("AgroCan"), and Winsmart Development Limited, a BVI corporation.

10.1                     Lease  Agreement  for  Hong  Kong  Office

99.1                     Assessment  Report  and  Fairness  Opinion

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*     The  Company  agrees  by  this  filing  to  supplementally  furnish to the
Commission,  upon  request,  a  copy  of  the  exhibits  to  this  agreement.


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